EXHIBIT 10.28
                             FEC Contract No. 98-0511

                   NON-EXCLUSIVE ENTERPRISE LICENSE AGREEMENT



         THIS NON-EXCLUSIVE ENTERPRISE LICENSE AGREEMENT (the "License Agreement") is entered into as of the ____ day of December, 1997 (the "Effective Date") by and BETWEEN QUALIX GROUP, INC. (the "Licensor" or "Qualix") and FEDERAL EXPRESS CORPORATION (which for purposes of this License Agreement shall mean Federal Express Corporation and its majority -owned subsidiaries and affiliates worldwide) (the "Licensee" or "Customer") who agree as follows:

                                    RECITALS

         WHEREAS, Licensee has previously licensed (the "Existing Licenses") certain computer software (the "Software) from Licensor for use in its business;

         WHEREAS, Licensee is desirous of obtaining a perpetual, non-exclusive, non-transferable, enterprise-wide license to enable it to use the Software within its business without restrictions as to the sites, number of copies thereof, or number of users thereof;

         WHEREAS, Licensor is willing to grant an enterprise license to Licensee subject to the terms and conditions of this License Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

       GRANT OF NON-EXCLUSIVE ENTERPRISE LICENSE
Grant of License. Subject to the terms and conditions of this License Agreement, Licensor hereby grants to Licensee a perpetual, non-exclusive, non-transferable (except as otherwise provided in Section 8.1 hereof), enterprise-wide right and license to install, use, copy, and distribute internally the Licensed Materials, as defined below, in machine-readable form (the "Enterprise License"). Licensee may install the Licensed Materials in any quantity on any number of computers (the "Licensed Computers") and/or at any number of locations throughout the world (the "Licensed Sites"), without restriction on the number of users or concurrent users. The Licensed Computers may consist of any of the computer platforms with respect to which Licensor makes the Software generally commercially available. Upon request by Licensee, Licensor shall promptly inform Licensee of any additional platforms which have been added by Licensor to its standard commercial list of available platforms on which any of the Software may be run. Licensee shall have no other license rights with respect to the Licensed Materials than those expressly provided in this License Agreement. Ownership. All patent rights, copyright rights, trade secret rights, trademark rights, and other proprietary rights in the Licensor's proprietary software and related materials delivered under this License Agreement, as more particularly specified in Exhibit A hereto (the "Licensed Materials") are and shall remain the sole and exclusive property of Licensor. Nothing herein shall be construed to grant to Licensee any ownership rights in the Licensed Materials. Any rights not expressly granted to Licensee hereunder are retained by Licensor. Deliverables. Licensor shall deliver the Licensed Materials to Licensee, in reproducible master format, during the term hereof as requested from time to time by Licensee. Licensee has evaluated the version of the Licensed Materials currently (as of the Effective Date) on site at Licensee's premises and hereby accepts said version. Proprietary Notices and Records. Licensee shall retain, and in no case delete, any and all of Licensor's proprietary notices in the Licensed Materials.
       PAYMENT TERMS
License Fees. The total license fee for the Enterprise License shall be in the amount of [*] in the aggregate, of which Licensor hereby acknowledges that [*] has already been paid by Licensee to Licensor prior to the Effective Date hereof. The remaining [*] shall be payable in two installments. The first of said installments, which shall be in the amount of [*], shall be payable within thirty (30) days following the execution of this License Agreement by the parties and Licensee's receipt of Licensor's invoice therefor. The second and final of said installments, which shall be in the final remaining amount of [*], shall be payable within thirty (30) days following Licensee's receipt of Licensor's invoice for such final amount, provided that Licensor does not sent its invoice therefor to Licensee prior to July 1, 1998. Support and Maintenance Fee. The fee for the Support and Maintenance Services described in Exhibit B for a period of one (1) year commencing as of the Effective Date shall be in the total amount of [*] and shall be payable within thirty (30) days following the execution of this License Agreement by the parties and Licensee's receipt of Licensor's invoice therefor. On-Site Engineer Services Fee. The fee for the On-Site Engineer Services (hereinafter described in Section 6 hereof) for one
(1) year shall be in the amount of [*], which amount shall be payable within thirty (30) days following the Start Date (as defined in Section 6 hereof) of the on-site engineer at Licensee's facility.
       WARRANTIES, INDEMNIFICATION AND LIMITED LIABILITY
Warrant of Title. Licensor warrants that it has all right, title, and interest in all copyrights and all other proprietary rights in the Licensed Materials and that it has the right to grant the license granted hereunder. Indemnification. Licensor shall, at Licensor's expense, defend, indemnify and hold harmless Licensee from and against any and all damages, liabilities, and costs including attorney's fees arising from or relating to any breach of the foregoing Warranty of Title or any claim based on an allegation that any of the Licensed Materials, or the use by, or license to, Licensee of any of the Licensed Materials infringes any patent, copyright or other proprietary right. Licensor shall not be responsible for any compromise or other settlement made by Licensee without Licensor's written consent. Licensor's obligation to indemnify Licensee shall be conditioned upon Licensee's prompt notification to Licensor of any such claim, and upon Licensee's cooperation with Licensor, at Licensor's expense, in the defense of any such claim. Millennium Compliance. Licensor hereby warrants that the Licensed Materials are "Millennium Compliant" as defined in Exhibit D. This warranty shall be perpetual and shall survive any other expiration of warranty period or other termination of this License Agreement. Disclaimer. LICENSOR DISCLAIMS ALL EXPRESS WARRANTIES EXCEPT AS SET FORTH HEREIN, AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE. LICENSEE UNDERSTANDS AND AGREES THAT THE LICENSED MATERIALS ARE BEING DELIVERED "AS IS." Limitation of Liability. LICENSOR WILL NOT BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO ANY CLAIMS FOR LOST DATA, LOST PROFITS, LOSS OF USE, OR INTERRUPTION OF BUSINESS, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AND WHETHER OR NOT LICENSOR HAS BEEN APPRISED OF THE LIKELIHOOD OF THE SAME. IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY DAMAGES EXCEEDING THE AMOUNTS PAID BY LICENSEE TO LICENSOR UNDER THIS LICENSE AGREEMENT. The foregoing limitations of liability shall not apply to personal injury or tangible property damage caused by Licensor's negligence or to Licensor's obligations under Sections 3.2 or 4 hereof.
       CONFIDENTIALITY
Confidential Information. The use and disclosure by one party of the other party's confidential and proprietary information shall be governed by and subject to the provisions of that certain Mutual Nondisclosure Agreement between the parties dated November 26, 1997 (the "MNDA"). Public Announcements. Licensor shall in each instance obtain the prior written approval of Licensee concerning exact text and timing of news releases, articles, brochures, advertisements, prepared speeches and other information releases concerning this specific License Agreement, which approval shall not be unreasonably withheld.
       SUPPORT AND MAINTENANCE
Licensor shall provide the Support and Maintenance Services described in Exhibit B to Licensee for a period of one (1) year from the Effective Date of this License Agreement, provided the fee for Support and Maintenance Services as set forth form in Section 2.2 hereof is paid to Licensor by Licensee in accordance with the terms thereof. Thereafter, Support and Maintenance Services may be purchased by Licensee from Licensor on an annual basis via issuance by Licensee of its standard purchase order therefor. Annual support fees shall not increase in any one (1) year by more five percent (5%) of the fee in the preceding year or the Consumer Price Index whichever is less. The annual fee for any renewal Support and Maintenance Services period shall be payable by Licensee within thirty (30) days following the commencement of such renewal period and receipt by Licensee of Licensor's invoice therefor.

       ON-SITE ENGINEERING
On-Site Engineer Services. Licensor shall provide a full-time, on-site Qualix engineer to Licensee for a period of one (1) year to perform the On-Site
Engineer  Services  described  in Exhibit E,  provided  the fee for the  On-Site
Engineer Services as set forth in Section 2.3 hereof is paid to Licensor by Licensee in accordance with the terms thereof. The Qualix engineer shall be an individual deemed competent in UNIX system administration. The one-year period shall start on a date to be mutually determined by Licensor and Licensee (the "Start Date"), but in no event shall such Start Date exceed July 1, 1998. All travel expenses and daily meals incurred by the Qualix engineer in connection with his/her performance of services for Licensee while on travel from Licensee's initial designated domicile site, shall be the responsibility of Licensee, provided that the Qualix engineer adheres to Licensee's stated travel policies regarding said expenses (see Exhibit C attached hereto), as modified from time to time. The Qualix engineer will travel in accordance with Licensee's management's reasonable requirements. Licensor shall invoice Licensee at the end of each month for any such applicable reimbursables incurred during such month. Such invoices shall be payable by Licensee within thirty (30) days following Licensee's receipt thereof. General Indemnity. Licensor hereby agrees to indemnify and hold harmless Licensee, its officers, agents and employees from any and all liabilities, damages, losses, expenses, demands, suits, or judgments, including all attorneys' fees, costs, and expenses incidental thereto, for death of or injuries to any person and for the loss of, damage to or destruction of any property in any manner arising out of the negligent or intentional acts or omissions of Licensor, its agents, employees, or subcontractors. Licensor shall also indemnify Licensee against any liability or payment in connection with federal, state and local taxes or contributions imposed upon or required of Licensee under unemployment insurance, social security, income tax and workers' compensation statutes with respect to Licensor's services hereunder.
       TERM AND TERMINATION
Term. This License Agreement shall become effective as of the Effective Date and, unless otherwise terminated as provided herein, shall terminate November 30, 2002, except for fully paid-up licenses which shall continue in perpetuity with full force and effect, unless otherwise terminated as provided herein. Default. It shall be a default hereunder on the part of a party hereto if (i) such party shall fail to perform when due any of its obligations under this License Agreement and such failure or breach is not remedied within thirty (30) days after receipt of written notice of such default from the other party, or
(ii) a party hereto becomes insolvent or makes an assignment for the benefit of creditors or ceases to do business or if any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or other law for the relief of debtors is instituted by or against such party. In the event of any such default by Licensee, Licensor shall have the right to terminate the license under this Agreement to the Licensed Materials and shall be entitled to exercise any and all other rights and remedies as shall be available to it at law or in equity. In the event of any such default by Licensor, Licensee shall have the right to terminate this License Agreement and shall be entitled to exercise any and all rights and remedies as shall be available to it at law or in equity. Either party's remedies may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy or to preclude the exercise of any other remedy. In addition to the above remedies, if this License Agreement is terminated for default of Licensor, then Licensor shall refund the unused (pro rata) portion of any applicable Support and Maintenance Services fees. Effect of Termination by Licensor due to Material Breach. Upon termination of this License Agreement due to material breach, Licensee shall return to Licensor the Licensed Materials then in possession of Licensee and all versions thereof, together with all copies thereof and Licensee shall purge all copies from all Licensed Computers at all Licensed Sites and from all storage devices or media, and shall certify to Licensor in writing that it has done so. The foregoing shall not apply with respect to the copies of the Licensed Materials previously licensed by Licensee under the Existing Licenses, which copies shall be subject to the provisions of said Existing Licenses in the event of such termination of this License Agreement.
       GENERAL
Assignment. This License Agreement may not be assigned by either party except upon reasonable written notice to and consent of the other party, which consent will not be unreasonably withheld; provided, however, Licensee may assign its rights and obligations under this License Agreement to any present or future parent corporation or sister corporations upon written notice to Licensor. In the event of any merger or sale of substantially all of the business assets of Licensor, Licensor shall notify Licensee in writing of such event promptly following same, and Licensee shall thereupon have the right, at its option, to terminate all or a portion of this Agreement, and if Licensee so terminates, Licensee shall have the right to receive a pro rata refund of any Support and Maintenance Service fees only. Severability. If any provision of this License Agreement shall be found to be unenforceable then, notwithstanding that term, all other terms shall remain in full force and effect. Governing Law, Venue, Jurisdiction. This License Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Attorneys' Fees. The prevailing party in any dispute arising out of, related or connected to this License Agreement shall be entitled to reasonable attorney's and expert fees and costs. Taxes. (a) In addition to any other payments due hereunder, Licensee shall be responsible for all sales and other taxes, state or federal (other than any income taxes owed by Licensor or any taxes imposed upon Licensor for the privilege of doing business or exercising a franchise), that become due because of the transaction contemplated by this License Agreement.
                This is hidden text!  Do not erase!

               (b) Licensor shall invoice Licensee for the sales or use Taxes it is responsible for collecting and paying under this Agreement by separately stating the amount and percent of such Taxes in each invoice for fees presented to Licensee for payment (or the final invoice, if agreed to by Licensor and Licensee). Licensee shall pay such Taxes to Licensor within thirty (30) days following Licensee's receipt of Licensor's invoice therefor, unless (i) the validity or application of the Taxes is contested by Licensee in good faith, or
(ii) Licensee is permitted to make a direct payment of the Taxes to the taxing authority, and Licensee notifies Licensor of its intention to do so.

               (c) Licensor shall, upon Licensee's written request and at Licensee's expense, assist Licensee in contesting the validity or application of any Taxes. Licensor agrees that if it receives a refund of all or part of any Taxes (including interest and penalties) previously paid by Licensee, it shall promptly remit the refund to Licensee.

Survivability. The provisions of subsections 1.2, 1.4, and 6.2 and Sections 3 (except subsection 3.3) and 4 shall remain in full force and effect following the effective date of termination of this License Agreement. Entire Agreement. This License Agreement, together with the MNDA, constitute the entire agreement among the parties relating to the subject matter hereof and may only be modified by a writing signed by both parties. No terms or conditions of any purchase order or other order document shall amend, modify, change, or add to this License Agreement unless such term or condition is expressly made part of this License Agreement by written amendment. Escrow Agreement. Contemporaneously with the execution of this License Agreement, Licensee and Licensor shall enter into a Source Code Escrow Agreement (the "Escrow Agreement") in substantially the form attached hereto as Exhibit F, pursuant to which Licensor shall deposit with the escrow agent named therein the source code for the Licensed Materials. Said source code to be delivered by Licensor shall consist of all of the source code of or relating to the Licensed Materials, including, without limitation, all architectural components and elements of the source code necessary to provide Licensee with a complete technical executable compilation thereof. Licensee shall have the right, at any time, to direct the escrow agent or an independent third party under nondisclosure obligations to audit the source code so deposited with the escrow agent to verify Licensor's compliance with this Section and to produce a file directory listing for each of the deposit materials. Licensor shall, at its sole expense, remedy within fifteen (15) days any verification issues identified by such audit. In the event Licensor fails to deliver the source code for the Licensed Materials and all future releases thereof to the escrow agent named in the Escrow Agreement by the delivery dates required in this License Agreement or in said Escrow Agreement, Licensee shall be entitled to specific performance of Licensor's obligation to so deliver the source code to the escrow agent. In the event Licensee seeks to enforce such specific performance and prevails, Licensor shall be responsible for all costs and expenses, including attorney's fees, incurred by Licensee in connection therewith. Notices. All notices hereunder shall be in writing and shall be deemed to have been given and received when delivered in person or upon receipt (or refusal) when mailed by United States registered or certified mail, return receipt requested, postage prepaid, or by Federal Express service, as follows:
                  If to Licensee:
                           Federal Express Corporation
                         3865 Airways Blvd., Module F-2
                                            Memphis, TN 38116-8521
                            Attention: Michael Spano

                  If to Licensor:
                                            Qualix Group, Inc.
                        1900 South Norfolk St., Suite 224
                            San Mateo, CA 94403-1151
                                            Attention: Dave Fisher

Compliance with Laws. Licensor agrees that it will comply with all applicable federal, state, and local laws, regulations, and codes in the performance of this License Agreement. To the extent applicable to Licensor, it agrees to comply with the affirmative action requirements applicable to contracts with government contractors, as set forth in Title 41 of the Code of Federal Regulations and incorporated into this License Agreement by reference. Independent Contractor Relationship. The parties intend that an independent contractor relationship will be created under this License Agreement. Nothing contained herein shall be construed as creating a joint venture, partnership or employment relationship between the parties, nor shall either party have the right, power or authority to create any obligation or duty, express or implied, on behalf of the other party. Additionally, Licensor shall be solely responsible for any liability resulting from the acts, omissions or negligence of Licensor or its agents, employees or subcontractors arising out of or occurring in the course of any services hereunder. Insurance. Licensor will, at its own expense, during the term of this License Agreement, maintain adequate coverage to insure its liabilities under this License Agreement, including but not limited to, comprehensive general liability, errors and omissions, and fire and theft with extended coverage.



"Licensor":                                               "Licensee":

QUALIX GROUP, INC.                                   FEDERAL EXPRESS CORPORATION


By:                                                       By:

Name/Title:                                               Name/Title:

                                    EXHIBIT A


                       SPECIFICATION OF LICENSED MATERIALS

         Licensor licenses to Licensee, under the terms and conditions set forth in the Non-exclusive Enterprise License Agreement, the following materials:

QUALIX HA+ server software and related modules for the SUN Solaris, HP-UX, and IBM AIX platforms; and all related documents and manuals.

                                    EXHIBIT B
                               Qualix Group, Inc.
                        Support and Maintenance Services



1.0      DEFINITIONS

"Operating System" means currently supported operating system by Qualix. "Product" means the binary executables and documentation for the Licensed Materials. "Documentation" means any Qualix product literature (provided in electronic and printed form), and descriptions relating to the Product (and any derivative versions of documentation created by Customer). "Release" means the addition by Qualix of a previously unincluded function or feature to the Product (designed sequentially by Qualix as "Release 1.0", "Release 2.0", etc.). "Version" means the addition by Qualix of a function or feature of the Product, or any change made by Qualix to the Product which upgrades its performance, including all Patches and Bug Fixes made to the Product since the last previous Version (designated sequentially by Qualix as "Version 1.1", "Version 1.2", etc.). "Patches and Bug Fixes" means any minor change made by Qualix to the Product, including changes made for purposes of maintaining Operating System and data base system compatibility, error correction, workarounds and patches (designated sequentially by Qualix as "Version 1.1.1", "Version 1.1.2", etc.). "Reproducible" means a repeatable test case which isolates a particular behavior on the Operating System. 2.0 CUSTOMER SUPPORT SERVICES

Customer Support Service. Support for the Product and terms specified in this product will consist of technical assistance provided by Qualix support engineers to Customer for Customer's support of Product, for the term of the License Agreement. Qualix agrees to provide such support to Customer's sites for the terms stated above. For the severity of Product defect(s) described in
Section 2.2 below,  such  support  will  consist of the  services  described  in
Section 2.3 below. Severity Level Designation. Problems, defects and malfunctions in a Qualix Product will be categorized as follows: B-1 (d) Severity Level 1. Severity Level 1 represents a mutually reproducible emergency condition which makes the use or continued use of any one or more functions impossible. The condition requires an immediate solution that is not already available. Response time: 2 hours from Customer's initial call. (e) Severity Level 2. Severity Level 2 represents a mutually reproducible condition. The software may be causing system failures or destroying data and the customer is unable to perform work-around and cannot proceed with the intended use of the software. Response time: 2 hours from Customer's initial call. (f) Severity Level 3. Severity Level 3 represents a mutually reproducible limited problem condition that is not critical in that no loss of data occurs and which may be circumvented or avoided on a temporary basis by the Customer. Response time: 5 to 10 hours from Customer's initial call. (g) Severity Level 4. Severity Level 4 represents minor problem conditions or documentation errors which are easily avoided or circumvented by the Customer. Additional requests for new feature suggestions, which are defined as new functionality in existing Product are also classified as Severity Level 4. Response time: 24 hours from Customer's initial call.

Customer Support Services. Qualix shall provide the following Customer Support and Maintenance Services from a central site selected by Qualix: (h) Telephone, E-Mail and Fax Support. Qualix will maintain and make available to Customer telephone, UNIX electronic mail and fax support. Qualix's telephone support service center will be staffed by properly trained Qualix personnel during Qualix's support hours, which are between 7:00 a.m. and 6:00 p.m. Pacific Standard Time, Monday through Friday (excluding holidays listed below). Qualix will use commercially reasonable efforts to arrange for a qualified Qualix support engineer or support manager to return calls to Customer within two (2) Qualix's support hours of Customer's first call to Qualix. (i) Support Remedies. From time of receipt during Qualix's support hours of a documented report from Customer of a Product error, defect or malfunction that is reproducible by Qualix, Qualix will respond to Customer by telephone, electronic mail or fax as appropriate within the required responses times set forth in Section 2.2 above, depending on the severity of the problem. High severity problems will be given priority over fixes for low severity problems. Upon receipt of a report from Customer of a Severity Level 1 or 2 problem or condition, Qualix shall immediately and diligently commence resolution of the problem. (j) Versions. So long as Customer is in compliance with its obligations hereunder, Customer will be provided with Versions, Patches and Bug Fixes for the service term of this Agreement. (k) Premium Customer Support Services. This service includes the Services provided in subsections 2.3(a), (b) and (c) above. In addition, Severity Level 1 and 2 calls as defined in Section 2.2 are accessed at any hour of the day, seven days a week outside the hours identified above via an automated paging system and shall be responded to by Qualix within the required response times set forth in said Section 2.2.

Annual Support Fees. For Customer Support and Maintenance Services provided by Qualix to Customer described in this Exhibit B, including without limitation, in
Section 2.3 above, Customer will pay to Qualix, in full, the then-applicable annual support fees as described in Sections 2.2 and 5 of the License Agreement. Qualix will provide to Customer written notice of renewal forty-five (45) days prior to renewal. Support and Maintenance Services not renewed within 30 days after the expiration date of the then-current annual period will be subject to a reinstatement charge, consisting of the then-current renewal year's support fee and the prorated fee for the lapsed period calculated at 50% of the uncollected support fees for the lapsed period.
         If Customer is at any time not on support and requires new Versions, the following update costs will apply: 50% of product list price if new Version is requested in less than 6 months after the expiration of the then most recent annual Support and Maintenance Services period; 75% of product list price if new Version is requested in more than 6 months, but less than 12 months after the expiration of the then most recent annual Support and Maintenance Services period; 100% of product list price if new Version is requested in more than 12 months after the expiration of the then most recent annual Support and Maintenance Services period.

3.0      OTHER TERMS OF SERVICE SUPPORT

Customer's Obligations. Customers will use reasonable efforts to fully document and isolate reported problems in the Product, and to eliminate other causes of the problem (such as application software errors, equipment incompatibility or Customer End-User modifications). Final Patch Fixes. Upon correcting an error, Qualix will internally conduct tests on the corrected Product. Binary forms of the Product, including the final fix for the reported error, will be delivered by Qualix to Customer when complete. For purposes of this Section, a "final fix" will consist of the final form of the fix for a reported error in a new patch or Version of the Product, including Documentation. Qualix shall use commercially reasonable efforts to provide final fixes to reported errors within the following time periods based upon the applicable level of severity of the problem: Severity Level 1 - 14 days; Severity Level 2 - 21 days; Severity Level 3 - with the next commercially available Release or Version; Severity Level 4 - with respect to minor problems or documentation errors, with the next Release or Version as commercially practicable. Prior Release Support. Qualix will provide hotline phone support and Patches and Bug Fixes for the prior Version of the Product for twelve (12) months after a new Version of the Product becomes available on Qualix's Operating System platform. B-3

                                               Exhibit C

                            EXCEPTIONS TO FEDEX TRAVEL POLICY (PROFIT SEC.5)
                                      FOR CONSULTANTS/CONTRACTORS



FEDEX PROJECT MANAGEMENT (DIRECTOR LEVEL OR      1)   May  designate  an em-
ABOVE)                                                ployee  within the organ-
                                                      ization  as the Consultant
                                                      Travel Coordinator(CTC)who
                                                      will act as liaison be-
                                                      tween consultant and corp-
                                                      orate travel services. The
                                                      CTC will have authority to
                                                      approve travel requests of
                                                      consultants.
                                                 2)   If  desired,  may  provide
                                                      traveler profiles for
                                                      consultant's employees in
                                                      order to enroll
                                                      consultant's  employees in
                                                      the "pre-approved"  travel
                                                      file.
                                                 3)   If possible,    provide
                                                      Corporate  Travel Services
                                                      with a list of consultants
                                                      expected to travel.

CORPORATE TRAVEL SERVICES                        1)   Once approved, establishes
                                                      consultant's travel  pro-
                                                      files in pre-approved
                                                      travel file.
                                                 2)   Provides a regular  report
                                                      to      FedEx      Project
                                                      Management of consultant's
                                                      travel activity.
                                                 3)   Processes  travel requests
                                                      and distributes  necessary
                                                      documents        (tickets,
                                                      itineraries, etc.).

CONSULTANT                                       1)   If  requested, completes
                                                      FedEx  traveler  profile
                                                      (either printed form or
                                                       EMAIL).
                                                 2)   If   approved   by   FedEx
                                                      Project   Management   (or
                                                      CTC), requests airline and
                                                      lodging      by     either
                                                      completing    a   Domestic
                                                      Business   Travel  Request
                                                      form  or   through   EMAIL
                                                      Bulletin             Board
                                                      CORPTRAV-FORMS.        The
                                                      consultant   company  name
                                                      must  be   noted   in  the
                                                      employee   number   field.
                                                      Travel    requests    must
                                                      indicate         preferred
                                                      delivery:

                                                      overnight letter toconsul-
                                                      tant
                                                      overnight letter to CTC

                                                      pickup at Corporate Travel
                                                      2655 Dividend Dr. Ste. 117
                                                      Memphis, TN 38132
INFORMATION AND TIPS

      If  traveling   outside  of  Memphis,   refer  to  Email   Bulletin  Board
     CORPTRAV-DOM-HOTELS for preferred lodging.

      Consultant's  travel must comply with FedEx travel Policy (PROFIT  Section
     5). As a result, requests may be changed to comply. Documents should be reviewed upon receipt.

      Important resources
         Domestic Business Travel Request Form               CORPTRAV-FORMS
         FedEx Preferred Domestic Hotels                     CORPTRAV-DOM-HOTELS
         Corporate Travel Information                        901-395-7000
         Corporate Travel Fax                                901-395-7003

      Generally, the Business Travel and Entertainment policies of FedEx as issued in the FedEx Finance Policies and Procedures (US) manual will govern consultant/contractor travel. Below are variations from standard policies in order to accommodate the special requirements of consultant/contractor travel.

AIR TRAVEL

FIRST CLASS TRAVEL - Determined by Corporate Travel Services based on parity between consultant's position and like positions within FedEx.

GROUND TRANSPORTATION -- Due to insurance considerations, all rental cars must be contracted for by the Consultant directly with the rental agency.

HOTEL/LODGING

HOTELS - all lodging must be obtained through Corporate Travel Services in order to secure FedEx negotiated rates.

APARTMENTS - On long-term assignments. apartments can be obtained in accordance with the following:

                    Seniors  and  staff   employees  must  share  a  two-bedroom
                    apartment. Associate partners and managers may obtain a one-bedroom apartment.

                    Maximum  reimbursable  amount (which  includes  furnishings, utilities, telephone service, cable service, cleaning and maintenance).
                            Memphis one bedroom - $1,300 monthly, two bedroom - $1,600 monthly Orlando one bedroom - $1,400 monthly, two bedroom - $1,650 monthly Other Cities - determined by Corporate Travel Services on a case by case basis

MEALS/INCIDENTALS

PER DIEM -- In lieu of specific reimbursement for meals and incidentals, the following daily per diem is provided:

                    Apartment domiciled - $21 per day
                    Hotel  domiciled - $26 per day (also for travel days to/from locations other than assigned location)

                    The per diem  allowance  will be prorated for days of travel to/from assigned out-of-town location based on amount of time spent away from the individual's domicile. This proration is determined in 4 six hour increments.

TEMPORARY ADVANCES - Will not be provided to consultants. CHARGE CARDS - Will not be provided to consultants.

                                    EXHIBIT D

                              Millennium Compliance



(l)       For the purposes of this Agreement "Millennium Compliant" means:

       (m) the functions, calculations and other computing processes of each of the Licensed Materials (collectively, the "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Licensed Materials, whether before, on or after January 1, 2000 and whether or not the dates are affected by leap years (collectively, the "Millennial Dates");

       (n) the Licensed Materials accept, calculate, compute, compare, sort, extract, sequence, and otherwise process date inputs and date values (whether forward or backward), and return, generate, process and display date output and date values, accurately and in a consistent manner (without errors or omissions), regardless of the Millennial Dates used;

       (o) the Licensed Materials will function without interruptions, errors or omissions caused by the date in time on which the Processes are actually performed or by the Millennial Dates input to the Licensed Materials;

       (p) the Licensed Materials accept and respond to two-digit year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and appropriate manner; and

       (q) the Licensed Materials store, process and display date information (including, without limitation, in user interfaces and data fields) in ways that are unambiguous as to the determination of the century in a defined, predetermined and appropriate manner.

(r) Licensor represents and warrants that the Licensed Materials have been tested by Licensor to determine that such Licensed Materials are Millennium Compliant. Upon Licensee's written request, Licensor shall deliver to Licensee documentation on the method of date manipulation, format of date elements, changes affecting previous coding practices, examples of current coding practices, test plans and the results of such tests with respect to the Licensed Materials, as well as any other related information reasonably requested by Licensee. Upon Licensee's reasonable written request, Licensor agrees to participate in additional tests of the Licensed Materials, at no charge to Licensee, to determine Millennium Compliance. Licensor shall notify Licensee immediately of the results of any tests or any claim or other information that indicates that any of the Licensed Materials are not Millennium Compliant.

(s) In the event that any of the Licensed Materials are not in conformity to the warranties set forth in subsection (a) above, Licensor shall, within thirty (30) days after notification or discovery thereof and at no expense to Licensee, either (i) remedy such non-conformity or replace such non-conforming Licensed Materials with equivalent conforming Licensed Materials; or (ii) if such remedy is impossible or commercially impracticable, refund to Licensee on a depreciated basis all fees paid by Licensee for the non-conforming Licensed Materials, plus the unused portion of any maintenance fees paid by Licensee for such non-conforming Licensed Materials.

                                   EXHIBIT E

                            On-Site Engineer Services



The Qualix engineer shall be initially assigned to Licensee's facility in Orlando, FL, and shall perform the following services: installation, configuration and support of the Licensed Materials within Licensee's environment and such other services as may be reasonably requested by Licensee from time to time in connection with the Licensed Materials.

Notwithstanding anything to the contrary contained in the License Agreement, in the event the Qualix on-site engineer's performance of services hereunder does not meet Licensee's requirements as determined by Licensee in its reasonable discretion, Licensee shall, in addition to any other remedies available to it, be entitled to terminate the On-Site Engineer Services and receive a refund of the On-Site Engineer Services fees paid by Licensee, such refund to be pro rated over a one-year basis from the date of termination.

                                   Exhibit F










                            STANDARD ESCROW AGREEMENT

                                     BETWEEN

                     PRODUCER, FORT KNOX AND FEDERAL EXPRESS




         This escrow agreement is intended for use by a Producer (Licensor), Federal Express (End User) and Fort Knox Escrow Services, Inc. Any number of escrow products may be stored in escrow for the Federal Express under the terms of this agreement. All parties sign the contract.

                                       Software Escrow Agreement



         This Escrow Agreement ("Agreement") is made as of this ____ day of _________, 1996, by and between Qualix Group, Inc. ("Producer"), Fort Knox Escrow Services, Inc. ("Fort Knox") and Federal Express Corporation ("Federal Express").

         Preliminary Statement. Producer shall deliver to Fort Knox a sealed package containing magnetic tapes, disks, disk packs, or other forms of media, in machine readable form, and the written documentation prepared in connection therewith, and any subsequent updates or changes thereto (the "Deposit
Materials") for the computer software products (the "System(s)"), all as identified from time to time on Exhibit B hereto. Producer desires Fort Knox to hold the Deposit Materials, and, only upon certain events, deliver the Deposit Materials (or a copy thereof) to Federal Express, in accordance with the terms hereof.

         Now, therefore, in consideration of the foregoing, of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

              Delivery by Producer and Acceptance of Deposit.
         (t) Producer shall be solely responsible for delivering to Fort Knox the Deposit Materials within thirty (30) days of execution of this Agreement. Such Deposit Materials shall be identified on Exhibit B of this Agreement, and Producer shall submit the Deposit Materials in accordance with the requirements of Exhibit D. Exhibit B is to be prepared and signed by Producer and Federal Express. Fort Knox shall hold the Deposit Materials in accordance with the terms hereof. When Fort Knox receives the Deposit Materials and the Exhibit B, Fort Knox will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Federal Express may elect to cause a verification of the Deposit Materials in accordance with Paragraph 10 below. Fort Knox shall have no further obligation to verify the completeness or accuracy of the Deposit Materials.

         (u) At completion of the deposit inspection, if Fort Knox determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, Fort Knox will sign the Exhibit B and mail a copy thereof to Producer and Federal Express. If Fort Knox determines the labeling does not match the item descriptions or quantity on the Exhibit B, Fort Knox will (i) note the discrepancies in writing on the Exhibit B; (ii) sign the Exhibit B with the exceptions noted; and (iii) provide a copy of the Exhibit B to Producer and Federal Express. Fort Knox's acceptance of the deposit occurs upon the signing of the Exhibit B by Fort Knox. Delivery of the signed Exhibit B to Federal Express is Federal Express's notice that the Deposit Materials have been received and accepted by Fort Knox.

                Duplication; Updates.
         (v) Fort Knox may duplicate the Deposit Materials by any means but only for purposes of complying with the terms and provisions of this Agreement, provided that Federal Express shall bear the expense of duplication.
Alternatively, Fort Knox, by notice to Producer, may require Producer to reasonably promptly duplicate the Deposit Materials.

         (w) Producer shall deposit with Fort Knox any modifications, updates, new releases or documentation related to the Deposit Materials and required by any agreement between Producer and Federal Express by delivering to Fort Knox an updated version of the Deposit Materials ("Additional Deposit"), together with an updated Exhibit B identifying the Additional Deposit, no later than sixty
(60) days after the modifications, updates, new releases and documentation are available for commercial distribution by Producer. Upon receipt of the Additional Deposit, Fort Knox will repeat the deposit inspection procedures outlined in Paragraph 1 above. Fort Knox shall have no further obligation to verify the accuracy or completeness of any Additional Deposit or to verify that any Additional Deposit is in fact a copy of the Deposit Materials or any modification, update, or new release thereof.

                Notification of Deposits. Simultaneous with the delivery to Fort Knox of the Deposit Materials or any Additional Deposit, as the case may be, Producer shall deliver to Fort Knox and to Federal Express a written statement specifically identifying all items deposited and stating that the Deposit Materials or any Additional Deposit, as the case may be, so deposited have been inspected by Producer and are complete and accurate. The Deposit Materials and any Additional Deposit are hereinafter collectively referred to as the "Deposit Materials."
                Delivery by Fort Knox.
         Delivery by Fort Knox to Federal Express. Fort Knox shall deliver the Deposit Materials, or a copy thereof, to Federal Express only upon the occurrence of one or more of the following release conditions ("Release Conditions"):
         (x) Producer notifies Fort Knox to effect such delivery to Federal Express at a specific address, the notification being accompanied by a check payable to Fort Knox in the amount of one hundred dollars ($100.00); or

         (y)       Fort Knox receives from Federal Express:

         (z) written notification that (A) it has been construed that Producer has failed in a material respect (as evidenced by multiple instances of failure) to provide the level of support which meets the essential purpose or intent of the support requirements set forth in the applicable license and/or maintenance agreement ("License Agreement") between Federal Express and Producer, after the exhaustion of reasonable cure periods; (B) the obligation of Producer to support the applicable Systems in accordance with the License Agreement has been transferred or assigned in violation of the assignment provisions set forth in the License Agreement; (C) Producer has become insolvent, has made an assignment for the benefit of creditors, has ceased to do business in the ordinary course or any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or other law for the relief of debtors is instituted by or against Producer, or Producer no longer offers support and/or maintenance for the applicable Systems as required by the License Agreement (each a "Producer Default");

          (aa) a copy of the written notice pursuant to which Federal Express has previously notified Producer of such Producer Default;
          (bb) a written demand that the Deposit Materials be released and delivered to Federal Express;

          (cc) specific instructions from Federal Express for this deliv-ery; and
          (dd) a check payable to Fort Knox in the amount of one hundred dollars ($100.00).

         (ee) If the provisions of paragraph 4.1(a) are satisfied, Fort Knox shall, within five (5) business days after receipt of the notification and check specified in paragraph 4.1(a), deliver the Deposit Materials in accordance with the applicable instructions.

         (ff) If the provisions of paragraph 4.1(b) are met, Fort Knox shall, within five (5) business days after receipt of all the documents specified in paragraph 4.1(b), send by certified mail, return receipt requested, or by Federal Express service, to Producer a photostatic copy of all such documents. Producer shall have ten (10) days from the date on which Producer receives such documents ("Objection Period") to notify Fort Knox by certified mail, return receipt requested, or by Federal Express Service that a Release Condition has not occurred or has been cured (the "Objection Notice") and to provide written proof that a Release Condition has not occurred or has been cured. Producer shall also request in such Objection Notice that the issue of Federal Express's entitlement to a copy of the Deposit Materials be submitted to arbitration in accordance with the following provisions (upon receipt of an Objection Notice, Fort Knox shall forward a copy of such notice to Federal Express by certified mail, return receipt requested, or by Federal Express service):

                (gg) If Producer shall send an Objection Notice to Fort Knox during the Objection Period, the matter shall be submitted to, and settled by arbitration by, a panel of three (3) arbitrators chosen by the Atlanta Regional Office of the American Arbitration Association in accordance with the rules of the American Arbitration Association. The arbitrators shall apply Tennessee law. At least one (1) arbitrator shall be reasonably familiar with the computer software industry. The decision of the arbitrators shall be binding and conclusive on all parties involved, and judgment upon their decision may be entered in a court of competent jurisdiction. All costs of the arbitration incurred by Fort Knox, including reasonable attorneys' fees and costs, shall be paid by the party which does not prevail in the arbitration; provided, however, if the arbitration is settled prior to a decision by the arbitrators, the Producer and Federal Express shall pay all such costs.

                (hh) Producer may, at any time prior to the commencement of arbitration proceedings, notify Fort Knox that Producer has withdrawn the Objection Notice. Upon receipt of any such notice from Producer, Fort Knox shall reasonably promptly deliver (no later than five (5) business days) the Deposit Materials to Federal Express in accordance with the instructions specified in paragraph 4.1 (b)(iv).

         (ii) If, at the end of the Objection Period, Fort Knox has not received an Objection Notice from Producer, then Fort Knox shall reasonably promptly deliver the Deposit Materials to Federal Express in accordance with the instructions specified in paragraph 4.1(b)(iv).

         (jj) Upon release of the Deposit Materials to Federal Express in accordance with this Paragraph 4, Federal Express shall have a non-exclusive, non-transferable, irrevocable perpetual right to use the Deposit Materials for the sole purpose of internally maintaining the Systems for the continued authorized use thereof as set forth in the License Agreement. Federal Express shall be obligated to maintain the confidentiality of the released Deposit Materials in accordance with the confidentiality requirement of the License Agreement.

                  Delivery by Fort Knox to Producer. Fort Knox shall release and deliver the Deposit Materials to Producer upon termination of this Agreement in accordance with paragraph 7(a) hereof.
                Indemnity. Except as contained in Paragraph 12 (a) of this Agreement, Producer and Federal Express shall, jointly and severally, indemnify and hold harmless Fort Knox and each of its directors, officers, agents, employees and stockholders ("Fort Knox Indemnities") absolutely and forever, from and against any and all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, and any other expenses whatsoever, including reasonable attorneys' fees and costs, that may be asserted against any Fort Knox Indemnitee in connection with this Agreement or the performance of Fort Knox or any Fort Knox Indemnitee hereunder; provided, however, this indemnity shall not apply to any liability caused by the negligence or willful misconduct of any Fort Knox Indemnitee. Disputes and Interpleader.
         (kk) Except as provided in Section 4(d)(i), in the event of any dispute between Producer and/or Federal Express relating to delivery of the Deposit Materials by Fort Knox or to any other matter arising out of this Agreement, Fort Knox may submit the matter to any court of competent jurisdiction in an interpleader or similar action. Any and all costs incurred by Fort Knox in connection therewith, including reasonable attorneys' fees and costs, shall be borne by Producer or Federal Express, whichever is the non-prevailing party.

         (ll) Fort Knox shall perform any acts ordered by any court of competent jurisdiction, without any liability or obligation to any party hereunder by reason of such act.

       Term and Renewal.
         (mm) The initial term of this Agreement shall be one (1) year, commencing on the date hereof (the "Initial Term"). This Agreement shall be automatically extended for an additional term of one year ("Additional Term") at the end of the Initial Term and at the end of each Additional Term hereunder unless, on or before the end of the Initial Term or an Additional Term, as the case may be, (i) Federal Express and Producer both notify Fort Knox that they wish to terminate the Agreement at the end of such term or (ii) Federal Express does not renew annual support/maintenance within one (1) year following the expiration of the then most recent annual support/maintenance period, and Federal Express or Producer notifies Fort Knox thereof.

         (nn) In the event of termination of this Agreement by the joint instruction of Federal Express and Producer in accordance with paragraph 7(a) hereof, Federal Express or Producer shall pay all fees due Fort Knox up to the date of termination and Fort Knox shall return to Producer all copies of the Deposit Materials then in its possession.

         (oo) At no time shall Fort Knox return the Deposit Materials to Producer except as expressly provided in this Agreement.

                Fees. Federal Express shall pay to Fort Knox the applicable fees in accordance with Exhibit A as compensation for Fort Knox's services under this Agreement. The initialization fee is due upon receipt of the signed contract and the annual maintenance fee is due upon receipt of the Deposit Materials, and shall be paid in U.S. Dollars.

         (pp) Payment. Fort Knox shall issue an invoice to Federal Express following execution of this Agreement ("Initial Invoice"), on the commencement of any Additional Term hereunder, and in connection with the performance of any additional services hereunder. Payment is due within ten (10) days of receipt of invoice. All fees and charges are exclusive of, and Federal Express or Producer is responsible for the payment of, all sales, use and like taxes. Fort Knox shall have no obligations under this Agreement until the Initial Invoice has been paid in full by Federal Express.

         (qq) Nonpayment. In the event of non-payment of any fees or charges invoiced by Fort Knox, Fort Knox shall give notice of non-payment of any fee due and payable hereunder to Federal Express and, in such an event, the Federal Express shall have the right to pay the unpaid fee within ten (10) days after receipt of notice from Fort Knox. If Federal Express fails to pay in full all fees due during such ten (10) day period, Fort Knox shall give notice of non-payment of any fee due and payable hereunder to Producer and, in such event, Producer shall have the right to pay the unpaid fee within ten (10) days of receipt of such notice from Fort Knox. Upon payment of the unpaid fee by either the Producer or Federal Express, as the case may be, this Agreement shall continue in full force and effect until the end of the applicable term. Failure to pay the unpaid fee under this paragraph 8(b) by both Producer and Federal Express shall result in termination of this Agreement and the return of the Deposit Materials to Producer.

                Ownership of Deposit Materials. The parties recognize and acknowledge that ownership of the Deposit Materials shall remain with Producer at all times.
                Available Verification Services. Fort Knox will produce a file directory listing for each piece of magnetic media up to three disks, tapes or CDs and provide a copy to both the Producer and Federal Express within fifteen
(15) business days of receiving the Deposit Material. Fort Knox will provide these listings without charge as long as the source code media is not created using back-up software and the media is: a 4mm tape (DDSI) or 8mm tape (DDSI) in AIX/Tar format, a 3.5" or 5.25" disk in MS-Dos format, a 3480 cartridge or 3490 cartridge in ASCII or EBCDIC languages, or a CD or 9 track round tape in ASCII or EBCDIC languages. For any pieces of media above three, Federal Express may request from Fort Knox a file directory for the fees set forth below:

         In-house Level 1 Technical Verification (See Exhibit C):   $50.00/hour
         up to a maximum of $500.00

Verification, as described herein only, may also be conducted at the request of Federal Express by an independent auditing company such as KPMG Peat Marwick's Software Quality Center. Fort Knox shall obtain a price quotation from the independent auditing company, and, at the written direction of Federal Express, engage the company for its services. The independent auditing company will invoice Federal Express for the documented cost of all such services, provided such cost is not greater than the quotation received and approved in writing in advance by Federal Express. Producer shall reasonably cooperate with Fort Knox by providing its facilities, computer systems, and technical and support personnel for technical verification whenever reasonably necessary. If requested by Federal Express, Producer shall permit one employee of Federal Express to be present at Producer's facility during any such verification of the Deposit Materials.

                Bankruptcy. Producer and Federal Express acknowledge that this Agreement is an "agreement supplementary to" the License Agreement as provided in Section 365 (n) of Title 11, United States Code (the "Bankruptcy Code"). Producer acknowledges that if Producer as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects the License Agreement or this Agreement, Federal Express may elect to retain its rights under the License Agreement and this Agreement as provided in Section 365 (n) of the Bankruptcy Code. Upon written request of Federal Express to Producer or the Bankruptcy Trustee, Producer or such Bankruptcy Trustee shall not interfere with the rights of Federal Express as provided in the License Agreement and this Agreement, including the right to obtain the Deposit Material from Fort Knox. Miscellaneous.
         (rr) Remedies. Except for actual fraud, negligence or intentional misconduct, Fort Knox shall not be liable to Producer or to Federal Express for any act, or failure to act, by Fort Knox in connection with this Agreement. Fort Knox will not be liable for special, indirect, incidental or consequential damages hereunder.

         (ss) Natural Degeneration; Updated Version. In addition, the parties acknowledge that as a result of the passage of time alone, the Deposit Materials are susceptible to loss of quality ("Natural Degeneration"). It is further acknowledged that Fort Knox shall have no liability or responsibility to any person or entity for any Natural Degeneration. For the purpose of reducing the risk of Natural Degeneration, Producer shall deliver to Fort Knox a new copy of the Deposit Materials at least once every three years.

         (tt) Permitted Reliance and Abstention. Fort Knox may rely and shall be fully protected in acting or refraining from acting upon any notice or other document believed by Fort Knox in good faith to be genuine and to have been signed or presented by the proper person or entity. Fort Knox shall have no duties or responsibilities except those expressly set forth herein.

         (uu) Independent Contractor. Fort Knox is an independent contractor, and is not an employee or agent of either the Producer or Federal Express.
         (vv) Amendments. This Agreement shall not be modified or amended except by another agreement in writing executed by the parties hereto.

         (ww) Entire Agreement. This Agreement, including all exhibits hereto, supersedes all prior discussions, understandings and agreements between the parties with respect to the matters contained herein, and constitutes the entire agreement between the parties with respect to the matters contemplated herein. All exhibits attached hereto are by this reference made a part of this Agreement and are incorporated herein.

         (xx) Counterparts; Governing Law. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee.

         (yy) Confidentiality. Fort Knox will hold and release the Deposit Materials only in accordance with the terms and conditions hereof, and will maintain the confidentiality of the Deposit Materials.

         (zz) Notices. All notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be in writing and shall be delivered by hand or by Federal Express overnight delivery service which provides for evidence of receipt, or mailed by certified mail, return receipt requested, postage prepaid.

                  (aaa)     If to Producer:
                           to the address listed on the signature page hereof

                  (bbb)     If to Federal Express:
                           to the address listed on the signature page hereof

                  (ccc)     If to Fort Knox:
                           Fort Knox Escrow Services, Inc.
                           3539 A Church Street
                           Clarkston, GA 30021-1717
                           Attn: Contract Administrator
                           Copy:  Richard Sheffield, Sales Manager

If delivered personally or by Federal Express overnight delivery service, the date on which the notice, request, instruction or document is delivered shall be the date on which delivery is deemed to be made, and if delivered by mail, the date on which such notice, request, instruction or document is received shall be the date on which delivery is deemed to be made. Any party may change its address for the purpose of this Agreement by notice in writing to the other parties as provided herein.

         (ddd) Survival. Paragraphs 4.1(f), 5, 6, 8, 9 and 11 shall survive any termination of this Agreement.

         (eee) No Waiver. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or single or partial exercise of any right, power or remedy by any party will preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or assent by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

         (fff) Assignment. This Agreement shall inure to the benefit of and be binding upon each of the parties and their respective successors and assigns, but neither the rights nor the duties of any party under this Agreement may be assigned, transferred or delegated, without the prior written consent of the other parties.

         IN WITNESS WHEREOF each of the parties has caused its duly authorized officer to execute this Agreement as of the date and year first above written.

         Fort Knox Escrow Services, Inc.
         3539A Church Street                         Phone: 1-800-875-5669
         Clarkston, Georgia 30021-1717               Fax: 1-404-298-2010
         Attn: Contracts Administrator               Copy:  Richard Sheffield,
                                                            Sales Manager

                  By:                                             Title:

                  Print Name:


                  Producer: Qualix Group, Inc.


                  By:                                             Title:

                  Print Name:

                  Address:





                  Phone:                                          Fax:


                  Federal Express Corporation


                  By:                                             Title:

                  Print Name:

                  Address:





                  Phone:                                          Fax:

                                                EXHIBIT A

                                               FEE SCHEDULE



Fees to be paid by Federal Express or Producer shall be as follows:

                  Initialization fee (one time only)                      $ 475

                  Surcharges: for significant modifications to this
                      Agreement                                           $ 200

                  Annual maintenance/storage fee
                      includes two Deposit Material updates       $ 800/product
                      includes two cubic feet of storage space    (foreign $900)

                  International (Producer outside of U.S) -- $ 900/product

                  Additional Updates
                      (above two per year)                                $ 100

                  Additional Storage Space                      $ 150/cubic foot



Payable by Federal Express or Producer:

                  Due Upon Federal Express' or Producer's
                  Request for Release of Deposit Materials$100 for initial 2 hrs

                                                                    $50/hour for
                                                                additional hours
  initialization fee is due upon receipt of signed contract and the annual maintenance fee is due upon receipt of Deposit Material, and shall be paid in U.S. Dollars. After the Initial Term, fees shall be subject to their current pricing, provided that such prices shall not increase by more than 3% per year.

                                                EXHIBIT B

B1.      Product Name:
         Version #:
Prepared and Confirmed by:
Title:                                                                  Date:
Signature:
Type of deposit:
                ____ Initial Deposit
                ____ Update Deposit to replace current deposits
                ____ Other (please describe)
Items Deposited:
Quantity            Media Type                          Description of Material
A) _____
B) _____
C) _____

B2.      Product Name:
         Version #:
Prepared and Confirmed by:
Title:                                                                  Date:
Signature:
Type of deposit:
                ____ Initial Deposit
                ____ Update Deposit to replace current deposits
                ____ Other (please describe)
Items Deposited:
Quantity            Media Type                          Description of Material
A) _____
B) _____
C) _____

For Producer, I certify that the above described Deposit For Fort Knox, I certify that the deposit inspection Materials have been transmitted to Fort
Knox: has been completed (any exceptions are noted above):
By:                                                         By:
Title:                                                      Title:
Date:                                                       Date:

                                       Acknowledged:
                                       Federal Express Corporation
                                       By:
                                       Title:
                                       Date:

                                                EXHIBIT C

                                 IN-HOUSE LEVEL 1 TECHNICAL VERIFICATION



A.       Comparative Inventory Report

         A physical inventory of the escrow deposit is conducted. The contents are compared to both our list of potential deposit materials and the technology partner's deposit description.

B.       File Directory

         After the necessary updates are made and the deposit is complete, a directory of all computer files generated and all software and hardware required for this process is documented. The generated file directory is then compared to the documentation of directory listings which is furnished in the escrow deposit.

A report is issued to Federal Express outlining the Comparative Inventory Report and File Directory Listing.

                                                EXHIBIT D

                             FEDERAL EXPRESS REQUIREMENTS FOR ESCROW DEPOSIT

Federal Express requires the following materials to be supplied for the escrow agreement involving your company. However, other materials may be a requisite of this account. Consult your Federal Express contact with any questions. When prepared, please ship these materials to Fort Knox Escrow Services in Atlanta, GA (800-875-5669) to the attention of Lisa McKinney. Thank you.

Your company name:                                           Date:

Product name:                                                Version number:

      Two copies of the source code for each version of the licensed software, on magnetic media, in the original programming code language

      The source code media shall not be created using back-up software and the source code media shall be: a 4mm tape (DDSI) or 8mm tape (DDSI) in AIX/Tar format, a 3.5" or 5.25" disk in MS-DOS format, a 3480 cartridge or 3490 cartridge in ASCII or EBCDIC languages, or a CD or 9 track round tape in ASCII or EBCDIC languages

      Source code print out (on paper, microfilm, or CD-ROM)

      All manuals necessary for operation (i.e., installation, operator, user)

      Maintenance tools (test programs, program specification)

      Proprietary or third party system utilities (compiler & assembler descrip-tions)

      Descriptions of the system/program generation

      Necessary non-licensor proprietary software or a listing of such software if licensor rights do not allow deposit in escrow

      Menu and support programs and subroutine libraries in source and object form

      Compilation and execution procedures in human and machine readable form (may be supplemented with a video explanation by programming personnel)

      Names and phone numbers of key technical employees

      All other necessary and available information that would assist Federal Express in the reconstruction, maintenance or enhancement of the licensed material

Please provide a listing of any required materials that cannot be provided to Federal Express along with a reason for the omission of these materials:

1.

2.

3.
*Confidential portion has been omitted and filed separately with the Commission.